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          AGREEMENT dated as of May 10, 1996, among PageMart Wireless, Inc.
(the "Company"), J.P. Morgan Capital Corporation, a Delaware corporation, and Sixty Wall Street Fund 1995, L.P., a Delaware limited partnership
(collectively, "JPM").

                 1.1 Definitions. Capitalized terms used but not separately defined herein shall have the meanings ascribed to such terms in the Amended and Restated Agreement Among Certain Stockholders of PageMart Wireless Inc. dated as of the date hereof, as the same may be amended from time to time (the "Stockholders' Agreement").

                 1.2 Restriction on Transfer. During the Restricted Period, JPM shall not Transfer any shares of Common Stock except in a sale pursuant to the provisions of Article II of the Stockholders' Agreement or as otherwise permitted under Section 1.3 or 1.4 hereof.

                 1.3 Investors' Lock-Up Period. (a) If any Institutional Investor shall sell any shares of Common Stock in the Initial Public Offering or in any other Public Offering consummated during the Restricted Period, during the Investor's Lock-Up Period relating to such Public Offering JPM shall be permitted to Transfer a number of shares of Common Stock equal to JPM's Maximum Percentage Number less the number of shares of Common Stock sold by JPM in such Public Offering.

                 (b) Any Transfer of shares of Common Stock under Section 1.3(a) shall be either (x) a sale made in compliance with Rule 144 under the Securities Act or (y) a dividend or other distribution in kind of such shares to the partners, shareholders or other holders of the equity interests in JPM.

                 1.4 Termination of Certain Provisions. (a) The provisions of Sections 1.2 and 1.3 shall terminate on the earlier to occur of
(i) the end of the Restricted Period or (ii) the date on which the Morgan Stanley Shareholders shall own, in the aggregate, less than 20% of the outstanding Common Stock; provided, however, that if the Morgan Stanley Shareholders' ownership shall be reduced to less than, in the aggregate, 20% of the outstanding Common Stock immediately following the consummation of a Public Offering, then the provisions of Section 1.3 shall continue to apply until the expiration of the Investors' Lock-Up Period in respect of such Public Offering.

                 1.5       Restrictions on Transfers by Regulated Stockholders.
(a)  Notwithstanding the termination of any
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provision of this Agreement or anything to the contrary which may be contained within this Agreement, JPM, as long as it is a Regulated Stockholder, may not Transfer any shares of Class C Common Stock, except (i) to the Company, the Morgan Stanley Shareholders or any stockholder or group of stockholders of the Company that, immediately prior to such Transfer, control a majority of the Company's Voting Capital Stock; (ii) to the ultimate parent corporation (a "Parent") of JPM or any wholly-owned direct or indirect subsidiary of such Parent (a "Controlled Subsidiary"); (iii) in connection with any merger, consolidation or reorganization of the Company; (iv) in any Public Offering or an open market sale pursuant to Rule 144 under the Securities Act (or any successor rule or regulation); (v) in a private sale (otherwise than to the Company, the Morgan Stanley Shareholders, any stockholder or group of stockholders of the Company that, immediately prior to such Transfer, control a majority of the Company's Voting Stock, a Parent or a Controlled Subsidiary of such Parent), provided that JPM (a) shall have first offered to the Company the right to purchase all of such shares of Class C Common Stock being sold pursuant to a written offer which shall have been open to acceptance for a period of at least ten days, for cash at a price which did not exceed the price obtained in the private sale, and (b) shall not knowingly sell or otherwise Transfer to any single person or group of persons acting in concert a number of shares of Class C Common Stock which, if converted into Voting Capital Stock, would represent more than 2 percent of the Voting Capital Stock then outstanding; or (vi) upon the advice of counsel to JPM that such Transfer is permitted under the laws and regulations applicable to JPM as a Regulated Stockholder.

                 (b) Notwithstanding anything in this Agreement to the contrary, in the event it becomes unlawful for JPM as a Regulated Stockholder to continue to hold some or all of the shares of Common Stock held by it such stockholder may Transfer its shares of Common Stock, and the Company shall use commercially reasonable efforts to assist JPM in disposing of its shares in a prompt and orderly manner.

                 (c) Any Transfers of shares of Common Stock by JPM, including Transfers made pursuant to this Section 1.5, shall be made only in compliance with all other provisions of this Agreement.

                 1.6 Effective Date. This Agreement shall become effective on the Effective Date.

                 1.7 Successors and Assigns. (a) Nothing in this Agreement, express or implied, is intended to confer upon




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any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties, except as otherwise provided below or elsewhere in this Agreement.

                 (b) Any assignee or transferee of JPM (other than in any transfer or sale in a Public Offering, pursuant to Rule 144 under the Securities Act, or on a national securities exchange or automated quotation system) shall be required, prior to the effective date of such transfer, to execute an agreement in form and substance satisfactory to the Company by which such transferee shall agree to assume the obligations under this Agreement of the transferor to the extent applicable and specifying the rights under this Agreement to which such transferee shall be entitled.

                 (c) Any transferee or assignee of JPM that, after giving effect to such transfer or assignment, shall own at least 1,000,000 shares of Common Stock, shall be subject to the provisions of Sections 1.2, 1.3 and 1.4 hereof.

                 (d) The Company shall not permit the transfer of any shares of voting capital stock on its books or issue a new certificate representing any such shares, otherwise than in compliance with the terms of this Agreement.

                 1.8 Withdrawal. Following the Restricted Period JPM may terminate this Agreement at any time if JPM, at such time, shall own less than 3% of the shares of Common Stock then outstanding (calculated on the same basis as the Maximum Management Percentage).

                 1.9 Amendments. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and JPM.

                 1.10 References to Shares of Common Stock. Each reference to a number of shares of Common Stock (or a percentage) of the Company owned by JPM made for the purpose of determining the rights and obligations of JPM with respect to such shares shall be adjusted to reflect stock splits, stock dividends, recapitalizations and similar events.





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                 1.11      Governing Law.  This Agreement shall be governed by
and construed under the laws of the State of New York without reference to the principles of conflicts of law thereunder.

                 1.12 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                 1.13 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                 1.14 Notices. Any notice required or permitted under this Agreement shall be given in the manner set forth in the Stockholders' Agreement.

                 1.15 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

                 1.16 Aggregation of Stock. For purposes of determining the rights and obligations of JPM under this Agreement, all the shares of Common Stock held by JPM and a transferee or assignee of JPM that is an Affiliate of JPM shall be aggregated.

                 1.17 Entire Agreement. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter contained herein and therein and supersedes and terminates all prior and contemporaneous agreements and understandings of the parties or among certain of the parties.





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                 IN WITNESS WHEREOF, the parties hereto have executed this
Agreement as of the day and year first written above.


                                           PAGEMART WIRELESS, INC.




                                           By
                                             ---------------------------
                                               John D. Beletic
                                                President



                                           J.P. MORGAN CAPITAL CORPORATION



                                           By
                                             ---------------------------
                                               Name:
                                               Title:


                                           SIXTY WALL STREET FUND 1995, L.P.
                                           By:  Sixty Wall Street Corporation



                                           By
                                             ---------------------------
                                               Name:
                                               Title:





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